As filed with the Securities and Exchange Commission on February 18, 2022

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Siebert Financial Corp.

(Exact name of Registrant as specified in its charter)

New York	11-1796714
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

535 Fifth Avenue, 4th Floor

New York, NY 10017

(212) 644-2400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Andrew H. Reich

Executive Vice President, Chief Operating

Officer, Chief Financial Officer, Secretary

Siebert Financial Corp.

535 Fifth Avenue, 4th Floor

New York, NY 10017

(212) 644-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Mark Hiraide

Blake Baron

Mitchell Silberberg & Knupp LLP

437 Madison Avenue, 25th Floor

New York, NY 10022

(917) 546-7709

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price(1)(2)	Proposed maximum aggregate offering price (3)	Amount of registration fee (4)
Common stock, par value $.01 per share
Preferred stock
Warrants
Units (5)
Subscription rights
Total	-	-	$100,000,000	$9,270

(1)	There are being registered pursuant to this registration statement such indeterminate number of shares of common stock or preferred stock and such indeterminate amount of warrants to purchase shares of common stock and/or preferred stock as may be offered from time to time pursuant to the prospectus contained in the registration statement with an aggregate initial offering price not to exceed $100,000,000, or the equivalent thereof in foreign currencies. The securities registered hereunder may be sold separately, together or as units. These contracts would be issued together with securities registered hereunder. There are also being registered hereunder an indeterminate amount or number of shares of the securities as may be issuable upon conversion or exchange of warrants or pursuant to antidilution provisions thereof or offered or issued from share splits, share dividends, recapitalizations or similar transactions.

(2)	The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this Registration Statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)	Pursuant to Rule 457(o) and Form S-3 General Instruction II.D., which permit the registration fee to be calculated on the basis of the maximum offering price of all securities listed, the table does not specify information as to the amount of any particular security to be registered.

(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(5)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION,

Dated: February 18, 2022

PROSPECTUS

Siebert Financial Corp.

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

Subscription Rights

We may offer from time to time:

●	Shares of our common stock;

●	Shares of our preferred stock;

●	Warrants to purchase our common stock and/or preferred stock;

●	Units; and

●	Subscription rights.

We may offer from time to time to sell the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of any such offering.

The securities we offer will have an aggregate public offering price of up to $100,000,000. We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement carefully before you invest.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “SIEB.” The last reported sales price of our shares of common stock on February 16, 2022 was $2.30 per share. As of February 16, 2022, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $26.8 million, which was calculated based upon 11,635,458 shares of our outstanding common stock held by non-affiliates at a price of $2.30 per share, the closing price of our common stock on February 16, 2022. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 2 of this prospectus and the “Risk Factors” section contained in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2022.

i

In this prospectus, the terms “Siebert,” “Company,” “we,” “us” and “our” refer to Siebert Financial Corp., and its subsidiaries collectively, unless the context otherwise requires.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with information that differs from what is contained or incorporated by reference in this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer of solicitation in any jurisdiction where offers or sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, even though this prospectus may be delivered or shares may be sold under this prospectus on a later date.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC or the Commission, using a “shelf” registration process. Under the shelf process, we may, from time to time, issue and sell to the public any or all of the securities described in the registration statement in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices, and terms of the securities we offer. The prospectus supplement also may add, update, or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. If there is any inconsistency between the information in this prospectus and the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Where You Can Find More Information.”

We may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide each time we offer securities, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

Special Note Regarding Forward-Looking Statements

The statements contained throughout this prospectus, including any documents incorporated by reference, that are not historical facts, including statements about our beliefs and expectations, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar words or expressions. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements, which reflect our beliefs, objectives, and expectations as of the date hereof, are based on the best judgement of management. All forward-looking statements speak only as of the date on which they are made. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following: economic, social and political conditions, global economic downturns resulting from extraordinary events such as the COVID-19 pandemic and other securities industry risks; interest rate risks; liquidity risks; credit risk with clients and counterparties; risk of liability for errors in clearing functions; systemic risk; systems failures, delays and capacity constraints; network security risks; competition; reliance on external service providers; new laws and regulations affecting our business; net capital requirements; extensive regulation, regulatory uncertainties and legal matters; failure to maintain relationships with employees, customers, business partners or governmental entities; the inability to achieve synergies or to implement integration plans.

We caution that the foregoing list of factors is not exclusive, and new factors may emerge, or changes to the foregoing factors may occur, that could impact our business. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

Our Company

We are a financial services company and provide a wide variety of financial services to our clients. We operate in the following business lines through our subsidiaries:

●	Retail brokerage business through Muriel Siebert & Co., Inc. (“MSCO”), a Delaware corporation and broker-dealer registered with the SEC

●	Investment advisory services through Siebert AdvisorNXT, Inc. (“SNXT”), a New York corporation registered with the SEC as a RIA

●	Insurance services through Park Wilshire Companies, Inc. (“PW”), a Texas corporation and licensed insurance agency

●	Prime brokerage services through RISE Financial Services, LLC (“RISE”), a Delaware limited liability company and a broker-dealer registered with the SEC

●	StockCross Digital Solutions, Ltd. (“STXD”), an inactive subsidiary headquartered in Bermuda

Our headquarters are located at 535 Fifth Avenue, 4th Floor, New York, NY, 10017, with primary operations in New Jersey, Florida, and California. Our phone number is (212) 644-2400 and our Internet address is www.siebert.com. We have 15+ branch offices throughout the U.S. and clients around the world. Our SEC filings are available through our website at www.siebert.com, where investors are able to obtain copies of our public filings free of charge. Our common stock, par value $.01 per share, trades on the Nasdaq Capital Market under the symbol “SIEB.”

Risk Factors

An investment in our securities is risky. Prior to making a decision about investing in our securities, you should carefully consider the specific risks discussed in our other filings with the SEC, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or otherwise incorporated by reference in this prospectus. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in the applicable prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, the trading price of our securities could decline, and you might lose part or all of your investment.

Use of Proceeds

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us in offerings under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include working capital, acquisitions, retirement of debt and other business opportunities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. We cannot estimate precisely the allocation of the net proceeds from these offerings. Accordingly, our management team will have broad discretion in the application of the net proceeds of these offerings, if any.

Dilution

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by us in a primary offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

General Description of Securities That We May Sell

We may offer and sell, at any time and from time to time:

●	shares of our common stock, par value $.01 per share;

●	shares of our preferred stock;

●	warrants to purchase our common stock and/or preferred stock that may be sold under this prospectus;

●	units comprised of one or more of the other securities described in this prospectus;

●	subscription rights to purchase one or more of the other securities described in this prospectus; or

●	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

Description of Common Stock

General

The following description of our capital stock and provisions of our certificate of incorporation, as amended, and by-laws is a summary only and not a complete description.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.01 per share.

As of January 12, 2022, 32,403,235 shares of our common stock were outstanding and held of record by 84 stockholders. The actual number of stockholders is significantly greater than this number of record stockholders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. This number of stockholders of record also does not include stockholders whose shares may be held in trust by other entities.

Each holder of our common stock is entitled to:

●	one vote per share on all matters submitted to a vote of the stockholders;

●	dividends as may be declared by our board of directors out of funds legally available for that purpose; and

●	his, her or its pro rata share in any distribution of our assets after payment or providing for the payment of liabilities.

Holders of common stock have no cumulative voting rights, redemption rights or preemptive rights to purchase or subscribe for any shares of our common stock or other securities. All of the outstanding shares of common stock are fully paid and nonassessable.

Antitakeover Effects of Provisions of Our Certificate of Incorporation and By-laws and of New York Law

Section 912 of the NYBCL. As a New York corporation that has a class of voting stock listed on a national securities exchange, we are subject to the provisions of Section 912 of the New York Business Corporation Law (“NYBCL”). In general, Section 912 prohibits a public New York corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years from the date on which the shareholder first becomes an interested shareholder unless such business combination or the purchase of stock made by such interested shareholder on such interested shareholder’s stock acquisition date is approved by the board of directors prior to such interested shareholder’s stock acquisition date. In addition, no domestic corporation shall engage at any time in any business combination with any interested shareholder of such corporation other than in situation where: (i) the business combination is approved by the board of directors before the stock acquisition or the acquisition of the stock had been approved by the board of directors before the stock acquisition; (ii) the business combination is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of stock entitled to vote not beneficially owned by the interested shareholder at a meeting called for that purpose no earlier than five years after the stock acquisition; or (iii) in the business combination, the interested shareholder pays a formula price designed to ensure that all other shareholders receive at least the highest price per share that is paid by the interested shareholder and such business combination meets certain other requirements. The NYBCL defines the term “business combination” to include transactions such as certain mergers, consolidations, dispositions of assets or stock, issuance or transfer of any stock, plans for liquidation or dissolution, reclassifications of securities, recapitalizations and similar transactions. The NYBCL defines the term “interested shareholder” generally as any person who owns at least twenty-percent (20%) of the outstanding shares of stock entitled to vote or is an affiliate or associate of such corporation and at any time within the five-year period immediately prior to the date in question owned at least twenty-percent (20%) of the then outstanding shares of stock entitled to vote. A corporation can expressly elect not to be governed by the NYBCL’s business combination provision in its bylaws, which must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of stock entitled to vote and is subject to further conditions, but we have not done so.

Board of Directors. Our board of directors currently consists of seven directors, but the number of directors may be increased or decreased, to not less than three or more than nine, by resolution of a majority of the entire board of directors or by the shareholders at an annual or any special meeting; provided, however, that if our shares are owned beneficially and of record by less than three shareholders, the number of directors may, if so determined by resolution of the board of directors or by our shareholders at an annual or special meeting, be less than three but not less than the number of shareholders.

Special Meetings of Shareholders. Special meetings of our shareholders may be called only by our President or by resolution of the Board of Directors.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock which is traded on Nasdaq. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, any such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing the preferred stock, warrants, units or subscription rights on any securities exchange or quotation system. Any such listing with respect to our preferred stock, warrants, units or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, with offices at 6201 15th Avenue, Brooklyn, New York 11219.

Description of Preferred Stock

As of January 12, 2022, no shares of preferred stock had been issued or were outstanding and we are not authorized to issue any shares of preferred stock; however, it is possible that we could amend our Certificate of Incorporation to authorize the issuance of shares of preferred stock.

We will file as an exhibit to the Registration Statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation or amendment to our Certificate of Incorporation that describes the terms of any series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include, but not be limited to, the following: (i) the title and stated value; (ii) the number of shares we are offering; (iii) the liquidation preference per share; (iv) the purchase price; (v) the dividend rate, period and payment date and method of calculation for dividends; (vi) whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate; (vii) the provisions for a sinking fund, if any; (viii) the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights; (ix) whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period; (x) whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period; (xi) voting rights, if any, of the preferred stock; (x) preemptive rights, if any; (xi) restrictions on transfer, sale or other assignment, if any; (xii) a discussion of any material United States federal income tax considerations applicable to the preferred stock; (xiii) the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; (xiv) any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs and (xv) any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Description of Warrants

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreements and warrant certificates. While the terms we have summarized below will apply generally to any warrants we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement, which may differ from the terms we describe below.

General

We may issue, together with other securities or separately, warrants to purchase shares of our common stock and/or preferred stock. We may issue the warrants directly to the purchasers of the warrants or under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. A warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement will describe the following terms, where applicable, of warrants that we may offer:

●	the title of the warrants;

●	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

●	the price or prices at which the warrants will be issued;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased, including provisions for adjustment of the exercise price of the warrant;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

●	the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire; and

●	the maximum or minimum number of warrants which may be exercised at any time.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase the number of shares of common stock and/or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrants.

Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, warrants or any combination thereof in such amounts and in such numerous distinct series as we determine. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Description of Subscription Rights

We may issue subscription rights to purchase shares of our common stock, preferred stock or warrants. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each security upon the exercise of the subscription rights;

●	the number of subscription rights issued to each stockholder;

●	the number and terms of the securities that may be purchased pursuant to each subscription right;

●	the extent to which the subscription rights are transferable;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC, if we offer subscription rights.

Plan of Distribution

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters, dealers or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any market or securities exchange on which the securities offered in the prospectus supplement may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly, and not through underwriters or agents. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Issuance Pursuant to Certain Warrant Exercises

We may also offer and sell our common stock and/or preferred stock upon the exercise of warrants issued by us, pursuant to the exemption from the registration requirements provided by Section 3(a)(10) of the Securities Act, in connection with a settlement of litigation against us. No underwriter would be used in connection with such offer and sale of common stock and/or preferred stock or the exercise of such warrants. We would issue the shares of our common stock and/or preferred stock directly to the holders of such warrants, upon the exercise of such warrants, from time to time. We will describe the terms of any such offers, sales and warrants in a prospectus supplement.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Experts

The consolidated financial statements of Siebert Financial Corp. as of December 31, 2020 and 2019 and for the years then ended incorporated in this prospectus and elsewhere in the registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2020, have been so incorporated in reliance on the report of Baker Tilly US, LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Legal Matters

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon for us by Mitchell Silberberg & Knupp LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Our website is located at www.siebert.com. Through links on the “Investor Relations” portion of our website, we make available free of charge all reports, any amendments to those reports and other information filed with, or furnished to, the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus, except for reports filed with the SEC that are specifically incorporated herein by reference.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information included in the registration statement. Forms of any other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K or other filed document and incorporated into this prospectus by reference. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information that is either incorporated by reference, or contained in, this prospectus and will be considered a part of this prospectus from the date those documents are filed. We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 10, 2021;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 filed with the SEC on May 17, 2021, August 16, 2021, and November 15, 2021, respectively;

●	our Current Reports on Form 8-K, filed with the SEC on August 4, 2021, August 25, 2021, September 3, 2021, September 23, 2021, November 17, 2021, January 5, 2022, and January 27, 2022; and

●	the description of our capital stock set forth in our Registration Statement on Form 8-A, filed with the SEC on July 16, 1998, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of filing the registration statement that includes this prospectus and prior to the filing of a post-effective amendment to the registration statement containing this prospectus, which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the respective dates of filing of such documents. However, we are not incorporating by reference, in each case, any information or documents that are deemed to be furnished and not filed in accordance with SEC rules, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Siebert Financial Corp.

535 Fifth Avenue, 4th Floor

New York, NY 10017

(212) 644-2400

Attention: Secretary

We will not, however, send exhibits to these documents unless the exhibits are specifically incorporated by reference in those documents or deemed to be incorporated by reference in this prospectus. In addition, you may obtain a copy of these filings from the SEC as described above in the section entitled “Where You Can Find More Information.”

PART II

Information Not Required In Prospectus

Item 14. Other Expenses Of Issuance And Distribution

To be provided upon the filing of a prospectus supplement to which this registration statement related or in a report filed by the registrant under the Exchange Act.

Item 15. Indemnification Of Directors And Officers

The following summary is qualified in its entirety by reference to the complete text of the New York Business Corporation Law (“NYBCL”) referred to below and to the certificate of incorporation, as amended, and the by-laws of the Company.

The NYBCL permits a corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, by reason of the fact that the person was a director or officer of the corporation (or served another entity in any capacity at the request of the corporation), against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which the person reasonably believed to be in (or, in the case of service for any other entity), not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

The NYBCL provides that the termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

The NYBCL permits a corporation to indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation (or is or was serving at the request of the corporation as a director or officer of any other entity) against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any entity, not opposed to, the best interests of the corporation, except that no such indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Our certificate of incorporation and by-laws provide that, to the fullest extent permitted by the NYBCL, we will indemnify our present and future directors and officers against all expenses actually and reasonably incurred by them as a result of their being threatened with or otherwise involved in any action, suit or proceeding (other than an action commenced on our own behalf) by virtue of the fact that they are or were one of our officers or directors.

We may also purchase and maintain insurance to indemnify the Company for any obligation we incur as a result of the indemnification of directors and officers, or to indemnify directors and officers, pursuant to our by-laws and in accordance with the NYBCL.

We have obtained officer and director liability insurance with respect to liabilities arising out of various matters, including matters arising under the Securities Act.

Item 16. Exhibits.

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

4.1	Form of Certificate of Amendment Establishing a Series of Preferred Stock*

4.2	Form of Warrant and Form of Warrant Agreement*

4.3	Form of Warrant Agreement*

4.4	Form of Unit Agreement*

4.5	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate)*

5.1	Opinion of Mitchell Silberberg & Knupp LLP **

23.1	Consent of Baker Tilly US, LLP**

23.2	Consent of Mitchell Silberberg & Knupp LLP (included within the opinion filed as Exhibit 5.1)

24	Power of Attorney (filed as part of signature page to Registration Statement)

107	Filing Fee Table**

*	To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.
**	Filed herewith.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SignatureS

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 18, 2022.

Siebert Financial Corp.

By:	/s/ Andrew H. Reich
	Name:	Andrew H. Reich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew H. Reich as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew H. Reich	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Secretary and Director	February 18, 2022
Andrew H. Reich	(Principal executive, financial and accounting officer)

/s/ Gloria E. Gebbia	Director	February 18, 2022
Gloria E. Gebbia

/s/ John J. Gebbia	Director	February 18, 2022
John J. Gebbia

/s/ Charles Zabatta	Director	February 18, 2022
Charles Zabatta

/s/ Francis V. Cuttita	Director	February 18, 2022
Francis V. Cuttita

/s/ Jerry M. Schneider	Director	February 18, 2022
Jerry M. Schneider

/s/ Cynthia DiBartolo	Director	February 18, 2022
Cynthia DiBartolo